Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 28, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in AMB Property Corporation’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the incorporation by reference of our report dated February 12, 2007, relating to the financial statements of AMB Japan Fund I, L.P., which appears in such Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the incorporation by reference of our report dated February 27, 2008, relating to the financial statements of AMB Europe Fund I, FCP-FIS, which appears in such Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the references to us under the headings “Experts” in such Registration Statement.
PricewaterhouseCoopers LLP
San Francisco, CA
September 9, 2008